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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)           JULY 27, 1999

                                   INSCI CORP.
             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
                 (State of other jurisdiction of incorporation)

1-12966                                        06-1302773
Commission File No.                            I.R.S. Employer Identification

TWO WESTBOROUGH BUSINESS PARK,
WESTBOROUGH, MA                              01581
Address of principal                         Zip Code
executive offices

(508) 870-4000
Registrant's telephone number,
including area code
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ITEM 5.    Other Events

         On July 27, 1999, the Registrant (the "Company") filed Post Effective Amendment No. 1 to the Form S-1 Registration Statement, registration number 333-22187. The Company incorporates by reference the Post Effective Amendment No.1. The Company included in the Post Effective Amendment 9,458,835 shares of Common Stock (the "shares") comprised of 2,279,166 shares underlying outstanding warrants; 2,950,336 shares underlying previously granted stock options; up to 229,333 shares issuable upon conversion of outstanding 8% Convertible Redeemable Preferred Stock (the "Preferred Shares") and 4,000,000 shares reserved by the Company for acquisitions. All shares included in the Post Effective Amendment were previously included in the Form S-1 Registration Statement. Upon exercise of any of the warrants or stock options, the Company will receive the exercise/conversion price, and intends to use proceeds received for working capital and general corporate purposes.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Westborough, MA
          July 27, 1999

                                               INSCI CORP.
                                               (Registrant)

                                               /s/ Roger Kuhn
                                               ------------------------
                                               Roger Kuhn
                                               Chief Financial Officer